EXHIBIT 23.2

                    Consent of Independent Public Accountants


The Board of Directors
Mercury Finance Company:

     RE:  REGISTRATION STATEMENTS ON FORM S-8

          - Employee Stock Purchase Plan
          - 1989 Stock Option and Incentive Compensation Plan
          - 401(k) Plan

We consent to incorporation by reference in the subject Registration Statements (filed with the Securities and Exchange Commission on May 3, 1989, May 11, 1989 and June 26, 1989) of Mercury Finance Company of our report dated February 12, 1996 except as to notes 2, 5, 12, 14, and 15 which are dated as of October 27, 1997, relating to the consolidated balance sheet of Mercury Finance Company and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1995, which report appears in the December 31, 1996 financial statements filed on Form 8-K of Mercury Finance Company.

                                     /s/ KPMG Peat Marwick

Chicago, Illinois
October 29, 1997